CHAMPION HOMES ANNOUNCES FIRST QUARTER FISCAL 2026 RESULTS

Troy, Michigan, August 5, 2025 /Business Wire/ -- Champion Homes, Inc. (NYSE: SKY) (“Champion Homes”) today announced financial results for its first quarter ended June 28, 2025 (“fiscal 2026”).

First Quarter Fiscal 2026 Highlights (compared to First Quarter Fiscal 2025)

•
Net sales increased 11.7% to $701.3 million
•
U.S. homes sold increased 6.5% to 6,965
•
Backlog decreased 11.9% to $302.5 million from the sequential fourth quarter of fiscal 2025
•
Average selling price (“ASP”) per U.S. home sold increased 3.6% to $95,000
•
Gross profit margin expanded by 90 basis points to 27.1%
•
Net income increased by 41.3% to $64.7 million
•
Earnings per diluted share (“EPS”) increased 43.0% to $1.13
•
Adjusted EBITDA increased 25.6% to $94.2 million
•
Adjusted EBITDA margin expanded by 150 basis points to 13.4%
•
Net cash generated by operating activities of $75.3 million during the quarter
•
Repurchased $50.0 million of shares under the share repurchase program
•
Closed on the previously announced Iseman Homes acquisition

“The Champion Homes team delivered strong financial results to start fiscal year 2026, driven by our customer-centric strategy and agile operational execution,” said Tim Larson, President and Chief Executive Officer of Champion Homes. "We are pleased with the results we were able to deliver in the first quarter given the dynamic market and consumer environment. We remain confident in our strategy and the demand for our homes, as reflected by our disciplined approach to capital allocation, including the closing of our acquisition of Iseman Homes and $50 million of share repurchases in the quarter."

First Quarter Fiscal 2026 Results

Net sales for the first quarter fiscal 2026 increased 11.7% to $701.3 million compared to the prior-year period. The number of U.S. homes sold in the first quarter fiscal 2026 increased 6.5% to 6,965 mainly driven by an increase in shipments to the community sales channel. The ASP per U.S. home sold increased 3.6% to $95,000 due to changes in product mix and increased prices on new homes sold through company-owned retail sales centers. The number of Canadian factory-built homes sold in the quarter increased to 250 homes compared to 167 homes in the prior-year period due to improving demand in certain markets.

Gross profit increased by 15.6% to $189.8 million in the first quarter fiscal 2026 compared to the prior-year period. Gross profit margin was 27.1% of net sales, a 90-basis point expansion compared to 26.2% in the first quarter fiscal 2025. Gross margin expansion reflects higher ASPs on new homes sold through company-owned retail sales centers in the current quarter, and the unfavorable purchase accounting impact in the prior year related to the value of inventory acquired in the purchase of Regional Homes.

Selling, general, and administrative expenses (“SG&A”) in the first quarter fiscal 2026 increased to $111.3 million from $108.8 million in the same period last year. SG&A during the quarter increased due to higher variable compensation from higher sales volumes and profitability, costs associated with plant closures and the inclusion of Iseman Homes, partially offset by a charge of $7.9 million in the first quarter of fiscal 2025 for the change in the fair value of contingent consideration related to the acquisition of Regional Homes which did not reoccur in the current period. SG&A as a percentage of net sales was 15.9%, compared to 17.3% in the prior year period.

Net income increased by 41.3% to $64.7 million for the first quarter fiscal 2026 compared to the prior-year period. The increase in net income was driven by higher sales and gross profit in the quarter.

Adjusted EBITDA for the first quarter fiscal 2026 increased by 25.6% to $94.2 million compared to the first quarter fiscal 2025. Adjusted EBITDA margin for the quarter was 13.4%, compared to 11.9% in the prior-year period.

As of June 28, 2025, Champion Homes had $605.3 million in cash and cash equivalents, a decrease of $5.0 million in the current quarter. The Company closed on the acquisition of Iseman Homes during the first quarter and repurchased and retired $50 million of its common stock under the previously announced repurchase program. On July 24, 2025, the Board of Directors refreshed the share repurchase authorization to provide for $150 million of potential future repurchases.

On July 28, 2025, Champion Homes amended and extended the existing credit facility through 2030. This amendment enhances capacity for the Company's strategic priorities. Additional details are available in the Form 8-K filed with the Securities and Exchange Commission.

Conference Call and Webcast Information:

Champion Homes’ management will host a conference call tomorrow, August 6, 2025, at 8:00 A.M. Eastern Time, to discuss Champion Homes’ financial results and an update on current operations.

Investors and other interested parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of Champion Homes’ website at ir.championhomes.com. The online replay will be available on the same website immediately following the call.

The conference call can also be accessed by dialing (844) 426-3033 (domestic) or (412) 317-5185 (international). A telephonic replay will be available approximately three hours after the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 10201208. The replay will be available until 11:59 P.M. Eastern Time on August 20, 2025.

About Champion Homes, Inc.:

Champion Homes, Inc. (NYSE: SKY) is a leading producer of factory-built housing in North America and employs approximately 9,000 people. With more than 70 years of homebuilding experience and 46 manufacturing facilities throughout the United States and western Canada, Champion Homes is well positioned with an innovative portfolio of manufactured and modular homes, ADUs, park-models and modular buildings for the single-family, multi-family, and hospitality sectors.

In addition to its core home building business, Champion Homes provides construction services to install and set-up factory-built homes, operates a factory-direct retail business with 82 retail locations across the United States, and operates Star Fleet Trucking, providing transportation services to the manufactured housing and other industries from several dispatch locations across the United States.

Champion Homes builds homes under some of the most well-known brand names in the factory-built housing industry including Champion Homes, Genesis Homes, Skyline Homes, Regional Homes, Athens Park Models, Dutch Housing, Atlantic Homes, Excel Homes, Homes of Merit, New Era, J. Redman Homes, ScotBilt Homes, Shore Park, Silvercrest, Titan Homes in the U.S. and Moduline and SRI Homes in western Canada.

Presentation of Non-GAAP Financial Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) throughout this press release, Champion Homes has provided Non-GAAP financial measures, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted EPS, (collectively the “Non-GAAP Financial Measures”) which present operating results on a basis adjusted for certain items. Champion Homes uses these Non-GAAP Financial Measures for business planning purposes and in measuring its performance relative to that of its competitors. Champion Homes believes that these Non-GAAP Financial Measures are useful financial metrics to assess its operating performance from period-to-period by excluding certain items that Champion Homes believes are not representative of its core business. These Non-GAAP Financial Measures are not intended to replace, and should not be considered superior to, the presentation of Champion Homes’ financial results in accordance with U.S. GAAP.

Champion Homes defines Adjusted EBITDA as net income or loss attributable to Champion Homes, Inc. plus expenses or minus income, (a) the provision for income taxes, (b) interest income or expense, net, (c) depreciation and amortization, (d) gain or loss from discontinued operations, (e) non-cash restructuring charges and impairment of assets, (f) equity in net earnings or losses of ECN, (g) charges related to the remediation of the water intrusion product liability claims; and (h) other non-operating income and costs, including but not limited to those costs for the acquisition and integration or disposition of businesses, including the change in fair value of contingent consideration, and idle facilities. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net sales reported in the income statements.

Champion Homes defines Adjusted Net Income as net income or loss attributable to Champion Homes, Inc. plus expenses or minus income (net of tax where applicable), (a) gain or loss from discontinued operations, (b) non-cash restructuring charges and impairment of assets, (c) equity in net earnings or losses of ECN, (d) charges related to the remediation of estimated water intrusion product liability, and (e) other non-operating income or expense including, but not limited to those costs for the acquisition and integration or disposition of businesses, including the change in fair value of contingent consideration, and idle facilities. Champion Homes defines Adjusted EPS as Adjusted Net Income divided by shares outstanding.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted EPS are not measures of earnings calculated in accordance with U.S. GAAP, and should not be considered an alternative to, or more meaningful than, net income or loss, net sales, operating income or earnings per share prepared on a U.S. GAAP basis. These Non-GAAP Financial Measures do not purport to represent cash flow provided by, or used in, operating activities as defined by U.S. GAAP. Champion Homes believes that similar Non-GAAP Financial Measures are commonly used by investors to evaluate its performance and that of its competitors. However, Champion Homes use of Non-GAAP Financial Measures may vary from that of others in its industry. The Non-GAAP Financial Measures are reconciled from the respective measure under U.S. GAAP in the tables below.

Forward-Looking Statements

Statements in this press release, including certain statements regarding Champion Homes’ strategic initiatives, and future market demand are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of words such as "believe," "expect," "future," "anticipate," "intend," "plan," "foresee," "may," "could," "should," "will," "potential," "continue," or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Champion Homes. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include regional, national and international economic, financial, public health and labor conditions, and the following: supply-related issues, including prices and availability of materials; changes in U.S. trade policies, including tariffs or other trade protection measures; labor-related issues; inflationary pressures in the North American economy; the cyclicality and seasonality of the housing industry and its sensitivity to changes in general economic or other business conditions; demand fluctuations in the housing industry, including as a result of actual or anticipated increases in homeowner borrowing rates; the possible unavailability of additional capital when needed; competition and competitive pressures; changes in consumer preferences for our products or our failure to gauge those preferences; quality problems, including the quality of parts sourced from suppliers and related liability and reputational issues; data security breaches, cybersecurity attacks, and other information technology disruptions; the potential disruption of operations caused by the conversion to new information systems; the extensive regulation affecting the production and sale of factory-built housing and the effects of possible changes in laws with which we must comply; the potential impact of natural disasters on sales and raw material costs; the risks associated with mergers and acquisitions, including integration of operations and information systems; periodic inventory adjustments by, and changes to relationships with, independent retailers; changes in interest and foreign exchange rates; insurance coverage and cost issues; the possibility that all or part of our intangible assets, including goodwill, might become impaired; the possibility that all or part of our investment in ECN Capital Corp. ("ECN") might become impaired; the risks relating to the material weakness, including remediation actions, we previously identified in our internal control over financial reporting; the possibility that our risk management practices may leave us exposed to unidentified or unanticipated risks; the potential disruption to our business caused by public health issues, such as an epidemic or pandemic, and resulting government actions; and other risks set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section, and other sections, as applicable, in our Annual Reports on Form 10-K, including our Annual Report on Form 10-K for the fiscal year ended March 29, 2025 previously filed with the Securities and Exchange Commission (“SEC”), as well as in our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with or furnished to the SEC.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, then the developments and future events concerning Champion Homes set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. Champion Homes assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Investor contact information:

Name: Jason Blair

Email: jablair@championhomes.com

Phone: (248) 614-8211

CHAMPION HOMES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	June 28, 2025 (unaudited)	March 29, 2025
ASSETS
Current assets:
Cash and cash equivalents	$605,327	$610,338
Trade accounts receivable, net	99,581	84,103
Inventories, net	372,739	360,629
Other current assets	37,830	31,428
Total current assets	1,115,477	1,086,498
Long-term assets:
Property, plant, and equipment, net	317,037	307,140
Goodwill	363,462	357,973
Amortizable intangible assets, net	64,707	64,712
Deferred tax assets	36,219	37,998
Other noncurrent assets	252,349	256,087
Total assets	$2,149,251	$2,110,408
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Floor plan payable	$103,684	$106,091
Accounts payable	68,225	65,136
Other current liabilities	294,079	280,081
Total current liabilities	465,988	451,308
Long-term liabilities:
Long-term debt	24,105	24,773
Deferred tax liabilities	7,883	7,350
Other liabilities	80,798	82,539
Total long-term liabilities	112,786	114,662

Stockholders' Equity:
Common stock	1,567	1,584
Additional paid-in capital	595,464	586,941
Retained earnings	988,025	975,981
Accumulated other comprehensive loss	(14,579)	(20,068)
Total stockholders’ equity	1,570,477	1,544,438
Total liabilities and stockholders’ equity	$2,149,251	$2,110,408

CHAMPION HOMES, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(Unaudited, dollars in thousands, except per share amounts)

	Three months ended
	June 28, 2025	June 29, 2024

Net sales	$701,318	$627,779
Cost of sales	511,488	463,564
Gross profit	189,830	164,215
Selling, general, and administrative expenses	111,309	108,827
Operating income	78,521	55,388
Interest (income), net	(4,536)	(4,249)
Other (income)	(1,220)	(1,219)
Income before income taxes	84,277	60,856
Income tax expense	17,699	13,719
Net income before equity in net loss of affiliates	66,578	47,137
Equity in net loss of affiliates	585	1,343
Net income	65,993	45,794
Net income attributable to non-controlling interest	1,306	—
Net income attributable to Champion Homes, Inc	$64,687	$45,794
Net income per share:
Basic	$1.13	$0.79
Diluted	$1.13	$0.79

CHAMPION HOMES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, dollars in thousand)

	Three months ended
	June 28, 2025	June 29, 2024

Cash flows from operating activities
Net income	$65,993	$45,794
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,902	10,612
Amortization of deferred financing fees	93	93
Equity-based compensation	4,978	6,090
Deferred taxes	507	(653)
Loss on disposal of property, plant, and equipment	29	43
Foreign currency transaction (gain) loss	(796)	212
Equity in net loss of affiliates	585	1,343
Dividends from equity method investment	236	522
Change in fair value of contingent consideration	—	7,912
Change in assets and liabilities:
Accounts receivable	(14,910)	(8,088)
Floor plan receivables	(144)	(10,603)
Inventories	5,450	(1,375)
Other assets	(4,333)	5,541
Accounts payable	2,697	10,950
Accrued expenses and other liabilities	3,015	16,223
Net cash provided by operating activities	75,302	84,616
Cash flows from investing activities
Additions to property, plant, and equipment	(8,901)	(10,712)
Cash paid for equity method investment	(447)	—
Proceeds from floor plan loans	—	1,606
Acquisition, net of cash acquired	(24,555)	—
Proceeds from disposal of property, plant, and equipment	39	24
Net cash (used in) investing activities	(33,864)	(9,082)
Cash flows from financing activities
Changes in floor plan financing, net	(2,407)	1,573
Payments on long term debt	(684)	(1)
Payments for repurchase of common stock	(50,000)	(20,000)
Stock option exercises	3,550	75
Tax payments for equity-based compensation	(2,323)	(2,251)
Net cash (used in) financing activities	(51,864)	(20,604)
Effect of exchange rate changes on cash and cash equivalents	5,415	(1,060)
Net (decrease) increase in cash and cash equivalents	(5,011)	53,870
Cash and cash equivalents at beginning of period	610,338	495,063
Cash and cash equivalents at end of period	$605,327	$548,933

CHAMPION HOMES, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Unaudited, dollars in thousand)

	Three months ended
	June 28, 2025	June 29, 2024

Net income attributable to Champion Homes, Inc.	$64,687	$45,794
Income tax expense	17,699	13,719
Interest (income), net	(4,536)	(4,249)
Depreciation and amortization	11,902	10,612
EBITDA	89,752	65,876
Equity in net loss of ECN	459	1,179
Change in fair value of contingent consideration	—	7,912
Plant closure costs	3,252	—
Transaction costs	714	—
Adjusted EBITDA	$94,177	$74,967

CHAMPION HOMES, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

(Unaudited, dollars and shares in thousands, except per share amounts)

(Certain amounts shown net of tax, as applicable)

	Three months ended
	June 28, 2025	June 29, 2024

Net income attributable to Champion Homes, Inc.	$64,687	$45,794
Adjustments:
Equity in net loss of ECN	459	1,179
Change in fair value of contingent consideration	—	6,088
Plant closure costs	2,843	—
Transaction costs	565	—
Adjusted net income attributable to Champion Homes, Inc.	$68,554	$53,061

Adjusted basic net income per share	$1.20	$0.92
Adjusted diluted net income per share	$1.19	$0.91
Average basic shares outstanding	57,105	57,865
Average diluted shares outstanding	57,444	58,335